Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of FreightCar America, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Joseph E. McNeely, President and Chief Executive Officer, and Charles F. Avery, Jr., Vice President, Finance, Chief Financial Officer and Treasurer, respectively, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2015	By:	/s/ JOSEPH E. MCNEELY
Joseph E. McNeely
President and Chief Executive Officer (Principal Executive Officer)

Date: November 3, 2015	By:	/s/ CHARLES F. AVERY, JR.
Charles F. Avery, Jr.
Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.